Joint Filer Information

Title of Security:	Common Stock and Warrants
Issuer & Ticker Symbol:	Xfone, Inc. (XFN)
Designated Filer:	Burlingame Asset Management, LLC
Other Joint Filers:	Burlingame Equity Investors Master Fund (“Master Fund”) Burlingame Equity Investors II, LP (“Onshore Fund II”) Blair E. Sanford
Addresses:
The principal business address for each of BAM, Onshore Fund II and Mr. Sanford is One Market Street, Spear Street Tower, Suite 3750, San Francisco, California 94105.

The principal business address of the Master Fund is c/o Appleby Trust (Cayman) Ltd., Clifton House, 75 Fort Street, P.O. Box 1350 GT, George Town, Grand Cayman, Cayman Islands.

Signatures:
Dated:  November 2, 2011

BURLINGAME EQUITY INVESTORS MASTER FUND, LP
By: Burlingame Asset Management, LLC, as general partner

By:  /s/ Blair E. Sanford
            Blair E. Sanford, Managing Member

BURLINGAME EQUITY PARTNERS II, LP
By: Burlingame Asset Management, LLC, as general partner

By:  /s/ Blair E. Sanford
            Blair E. Sanford, Managing Member

 /s/ Blair E. Sanford
      Blair E. Sanford